Exhibit (g)(1)(iv)

1801 California St., Suite 5200 Denver, Colorado 80202 (720) 493-4256

July 22, 2020

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, MA 02210

Attention:	Wendy Silverman
William R. Sacco

Re:	Master Custodian and Fund Accounting Agreement

Ladies and Gentlemen:

Reference is made to a Master Custodian and Fund Accounting Agreement dated January 1, 2011, as amended (the “Custodian Agreement”) by and among each registered investment management company party thereto (referred to therein as a “Fund”) and State Street Bank and Trust Company (“State Street”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Custodian Agreement, the undersigned hereby requests that State Street act as Custodian for each separate series of each Fund as listed on Appendix A-1 attached hereto (“Portfolios”) under the terms of the Custodian Agreement. In connection with such request, the undersigned hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Custodian Agreement.

Kindly indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one and retaining one for your records.

Sincerely,

Transamerica Funds
Transamerica Series Trust
Transamerica Asset Allocation Variable Funds
Transamerica Small Company Growth Liquidating Trust
Transamerica Global Allocation Liquidating Trust

By:
Name:	Thomas R. Wald
Title:	Chief Investment Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Effective Date: July 31, 2020

APPENDIX A - 1

As of July 31, 2020

TRANSAMERICA FUNDS
FUND NAME
Transamerica Clear Track 2015
Transamerica Clear Track 2020
Transamerica Clear Track 2025
Transamerica Clear Track 2030
Transamerica Clear Track 2035
Transamerica Clear Track 2040
Transamerica Clear Track 2045
Transamerica Clear Track 2050
Transamerica Clear Track 2055
Transamerica Clear Track 2060
Transamerica Clear Track Retirement Income
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Intermediate Horizon
Transamerica Asset Allocation – Long Horizon
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation – Moderate Portfolio
Transamerica Asset Allocation – Short Horizon
Transamerica Balanced II
Transamerica Bond
Transamerica Capital Growth
Transamerica Core Bond
Transamerica Dividend Focused
Transamerica Dynamic Income
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Emerging Markets Opportunities
Transamerica Event Driven
Transamerica Floating Rate
Transamerica Global Equity
Transamerica Global Real Estate Securities
Transamerica Government Money Market
Transamerica High Quality Bond
Transamerica High Yield Bond
Transamerica High Yield ESG
Transamerica High Yield Muni
Transamerica Inflation Opportunities
Transamerica Inflation-Protected Securities
Transamerica Intermediate Bond
Transamerica Intermediate Muni
Transamerica International Equity
Transamerica International Growth
Transamerica International Small Cap Value
Transamerica International Stock
Transamerica Large Cap Value
Transamerica Large Core
Transamerica Large Growth
Transamerica Large Value Opportunities
Transamerica Mid Cap Growth
Transamerica Mid Cap Value
Transamerica Mid Cap Value Opportunities
Transamerica MLP & Energy Income
Transamerica Multi-Asset Income
Transamerica Multi-Managed Balanced
Transamerica Short-Term Bond

Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small/Mid Cap Value
Transamerica Stock Index
Transamerica Sustainable Bond
Transamerica Total Return
Transamerica Unconstrained Bond
Transamerica US Growth

TRANSAMERICA SERIES TRUST

Fund Name
Transamerica 60/40 Allocation VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica Barrow Hanley Dividend Focused VP
Transamerica BlackRock Global Real Estate Securities VP
Transamerica BlackRock Government Money Market VP
Transamerica BlackRock iShares Edge 40 VP
Transamerica BlackRock iShares Edge 50 VP
Transamerica BlackRock iShares Edge 75 VP
Transamerica BlackRock iShares Edge 100 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Goldman Sachs 70/30 Allocation VP
Transamerica International Growth VP (formerly, Transamerica Greystone International Growth VP)
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Levin Large Cap Value VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP)
Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP (formerly, Transamerica BlackRock Global Allocation Managed Risk – Balanced VP
Transamerica MSCI EAFE Index VP (formerly, Transamerica International Equity Index VP)
Transamerica Multi-Managed Balanced VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP

Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation – Conservative VP
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP
Transamerica QS Investors Active Asset Allocation – Moderate VP
Transamerica S&P 500 Index VP (formerly, Transamerica U.S. Equity Index VP)
Transamerica Small/Mid Cap Value VP
Transamerica T.Rowe Price Small Cap VP
Transamerica TS&W International Equity VP
Transamerica WMC US Growth VP
Transamerica WMC US Growth II VP

TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS

Fund Name
Transamerica Asset Allocation – Intermediate Horizon Subaccount
Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount
Transamerica Asset Allocation – Short Horizon Subaccount

Transamerica Small Company Growth Liquidating Trust
Transamerica Global Allocation Liquidating Trust